[BHP BILLITON LOGO]




NEWS RELEASE


RELEASE TIME       IMMEDIATE
DATE               2 August 2005
NUMBER             32/05


         BHP BILLITON ANNOUNCES 100 PERCENT OWNERSHIP OF WMC RESOURCES


BHP Billiton announces that it has completed today the process of compulsorily acquiring all of the shares of WMC Resources Ltd in which it did not have a relevant interest. BHP Billiton now owns 100 percent of WMC Resources Ltd. shares.


                                      ****



Further  information  on  BHP  Billiton  can be  found  on  our  Internet  site:
http://www.bhpbilliton.com
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AUSTRALIA                                                UNITED KINGDOM
Jane Belcher, Investor Relations                         Mark Lidiard, Investor & Media Relations
Tel: +61 3 9609 3952  Mobile: +61 417 031 653            Tel: +44 20 7802 4156 Mobile: +44 7769 934 942
email: Jane.H.Belcher@bhpbilliton.com                    email: Mark.Lidiard@bhpbilliton.com
       ------------------------------                           ----------------------------

Tania Price, Media Relations                             Ariane Gentil, Media Relations
Tel: +61 3 9609 3815  Mobile: +61 419 152 780            Tel: +44 20 7802 4177  Mobile: +44 78 81 51 8715
email: Tania.Price@bhpbilliton.com                       email: Ariane.Gentil@bhpbilliton.com
       ---------------------------                              -----------------------------

UNITED STATES                                            SOUTH AFRICA
Tracey Whitehead, Investor & Media Relations             Michael Campbell, Investor & Media Relations
Tel: US +1 713 599 6100 or UK +44 20 7802 4031           Tel: +27 11 376 3360  Mobile: +27 82 458 2587
Mobile: +44 7917 648 093                                 email: Michael.J.Campbell@bhpbilliton.com
email: Tracey.Whitehead@bhpbilliton.com                         ----------------------------------
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          BHP Billiton Limited ABN 49 004 028 077     BHP Billiton Plc Registration number 3196209
          Registered in Australia                     Registered in England and Wales
          Registered Office: 180 Lonsdale Street      Neathouse Place
          Melbourne Victoria 3000 Australia           London SW1V 1BH United Kingdom
          Tel +61 1300 55 4757 Fax +61 3 9609 3015    Tel +44 20 7802 4000 Fax +44 20 7802 4111

          A member of the BHP Billiton group which is headquartered in Australia

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